EXHIBIT 99.1
AGREEMENT OF PURCHASE AND SALE
     THIS AGREEMENT is made as of the 9th day of February, 2007 by and between F/B 6400 SHAFER CT. (ROSEMONT), LLC, a Delaware limited liability company (“Seller”) and GERA PROPERTY ACQUISITION LLC, a Delaware limited liability company (“Purchaser”).
RECITALS
     Seller is the owner of the Property described below. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property, subject to and in accordance with the terms, conditions and other provisions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1 - DEFINITIONS
     The following capitalized terms shall have the meanings set forth in this Section 1 for all purposes under this Agreement:
          Additional Property. Seller’s right, title and interest in, to and under any licenses, permits, warranties and trade names applicable or appurtenant to the Property.
          Closing. The consummation of the transactions described herein as more fully described in Section 4 below.
          Closing Date. February 28, 2007.
          Due Diligence Expiration Date. February 15, 2007 (5:00 p.m. CST).
          Due Diligence Period. The period commencing on the date hereof (or earlier if Purchaser has previously entered on, or conducted investigations concerning, the Property) and continuing until the Due Diligence Expiration Date.
          Earnest Money. $650,000 payable in two installments as more specifically provided for in Section 2.2(a) below.
          Excluded Documents. All (a) correspondence, documents or reports prepared by or for Seller in connection with the proposed sale of the Property, (b) communications between Seller or any affiliate and their attorneys or other agents or representatives, (c) appraisals, assessments or other evaluations of the Property in the possession of Seller or its representatives and (d) other correspondence, memoranda and documents prepared or intended for internal use of Seller and/or its representatives.
          Improvements. The building and other improvements situated on the Land.
          Land. The land legally described in Exhibit A attached hereto and incorporated herein, together with all rights, privileges, easements and appurtenances to the Land owned by Seller, including,
Schedule 2-1

without limitation, all mineral rights; all easements, rights-of-way, permits, approvals and other appurtenances used or connected with the beneficial use or enjoyment of the Land, and all right, title and interest in and to all streets, adjacent to, abutting or serving the Land.
          Leases. All of Seller’s right, title and interest as landlord under any leases, occupancy agreements, together with all guaranties thereof, licenses and concession agreements (hereinafter referred to as the “Leases”) of portions of the Improvements with tenants (collectively, the “Tenants”), a schedule identifying the same and listing the relevant terms, including all security deposits and other similar deposits (collectively, the “Security Deposits”), of all of which are listed in Exhibit B attached hereto and incorporated herein by reference.
          Personal Property. The items of personal property listed in Exhibit C attached hereto and incorporated herein by reference.
          Property. The Real Property and Personal Property and all of Seller’s right, title and interest in, to and under the Leases, Service Contracts and Additional Property.
          Purchase Price. $21,450,000.00.
          Real Property. The Land and the Improvements.
          Service Contracts. The service contracts and equipment leases listed in Exhibit D attached hereto.
          Surviving Obligations. Subject to the terms of this Agreement, Purchaser’s and Seller’s respective obligations under Sections 3.2, 5.4, 7.1, 8.2, 9, 11, 15.2, 15.3, 15.4, 17.15 and 17.16 hereof.
          Title Company. Chicago Title Insurance Company
SECTION 2 - AGREEMENT TO SELL AND PURCHASE; PURCHASE PRICE
     2.1 Agreement to Sell and Purchase. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property, subject to and in accordance with the terms, conditions and provisions hereof.
     2.2 Payment of Purchase Price. The total purchase price to be paid by Purchaser to Seller for the Property shall be the Purchase Price described in Section 1 above. The Purchase Price shall be payable in the following manner:
          (a) Earnest Money. Purchaser shall, within one (1) business day following full execution of this Agreement, deposit with the Title Company, as escrow agent, the sum of $375,000 (the “Initial Deposit”), as earnest money (the Initial Deposit, together with the Additional Deposit (as hereinafter defined), and all interest accruing thereon, being herein referred to collectively as the “Earnest Money”), which shall be in the form of a wire transfer of immediately available funds. Provided that Purchaser has not terminated this Agreement pursuant to Section 3.2(b) below: (i) on or before the Due Diligence Expiration Date, Purchaser shall increase the Earnest Money to $650,000 by depositing with the Title Company an additional $275,000 (the “Additional Deposit”) by wire transfer of immediately available funds and (ii) upon the expiration of the Due Diligence Period, all of the Earnest Money shall become fully non-refundable and payable to Seller, except as otherwise expressly provided herein. The Earnest Money shall be held and disbursed by the Title Company pursuant to the escrow agreement in the form of Exhibit E attached hereto, which the parties have executed and delivered simultaneously with the execution and delivery of this Agreement. The Earnest Money shall be invested as provided in said escrow agreement, with all interest accruing thereon being deemed part of the Earnest Money for all purposes hereunder. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money shall be paid to Seller and applied to the Purchase Price to be paid by Purchaser at the Closing. In all other instances, the Earnest Money shall be paid to Seller or Purchaser as provided in other provisions of this Agreement.
          (b) Balance of Purchase Price. Purchaser shall pay to Seller the balance of the Purchase Price, plus or minus net proration credits (as such credits may be determined in accordance with Section 5 and other applicable provisions of this Agreement), at Closing by wire transfer of immediately available funds. If the proceeds of sale are not received by Seller prior to 2:00 p.m. (CST) (provided the Purchaser’s Conditions Precedent have been substantially satisfied), Seller shall be entitled to receive from Purchaser, as compensation therefor, interest on the amount of such proceeds until the following business day at the rate of 10% per annum.
SECTION 3 - SELLER’S DELIVERIES; CONDITIONS PRECEDENT
     3.1 Seller’s Deliveries. Except for any Excluded Documents, Seller has provided to Purchaser and Purchaser acknowledges receipt of one copy of the following items relating to the ownership and operation of the Property (collectively, the “Deliverables”):
          (a) the Leases;
          (b) the Service Contracts;
          (c) existing owner’s title policy and existing survey, if any, in Seller’s possession;
          (d) most recent tax and utility bills;
          (e) existing third party environmental and property condition reports;
          (f) three (3) years of historical operating information with sufficient detail to perform a complete property operational audit;
          (g) current year operating budget;
          (h) current rent roll;
          (i) current year property insurance coverage bills, invoices and loss history; and
          Seller shall provide such other documents as Purchaser may reasonably request, provided that Seller shall not be obligated to provide: (i) materials relating to Seller’s marketing efforts for the sale of the Property, including communications or agreements with other potential purchasers, (ii) projections and other internal memoranda or materials, (iii) appraisals, budgets, Seller’s strategic plans for the Property, internal analyses (including Seller’s analyses with respect to its leasing of space in the Property), computer software, and submissions relating to Seller’s obtaining of internal authorizations, (iv) attorney and accountant work product, or any other materials subject to any legal privilege in favor of Seller; and (v) organizational documents relating to Seller or its affiliates.

     In the event that this Agreement terminates for any reason, Purchaser shall immediately return to Seller all written and other physical materials (whether from Seller, Seller’s agents or otherwise) received by Purchaser relating to the Property or Seller.
     Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties, either expressed or implied, and shall have no liability with respect to the accuracy or completeness of the information, data or conclusions contained in the information provided to Purchaser, and during the Due Diligence Period Purchaser shall make its own independent inquiry regarding the economic feasibility, physical condition and environmental state of the Property.
     3.2 Inspections and Access. Purchaser and its representatives have been permitted to enter upon the Real Property for purposes of conducting its due diligence and shall be permitted to continue to enter upon the Real Property at any reasonable time and from time to time during the Due Diligence Period to examine, inspect and investigate the Property and all books, records, drawings and other documentation relating thereto in Seller’s possession (collectively, the “Inspections”), subject to the terms, conditions and limitations set forth in the following provisions of this Section 3.2. All of the Inspections shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount.
          (a) Purchaser shall have a right to enter upon the Real Property for the purpose of conducting the Inspections and for no other purpose, provided that in each such instance (i) Purchaser notifies Seller of the intended Inspections not less than 24 hours prior to such entry, (ii) such Inspections are scheduled with Seller’s property manager, and (iii) Purchaser is in full compliance with Section 3.2(d) hereof. At Seller’s election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Real Property for conducting said Inspections. Purchaser shall take all necessary actions to insure that neither it nor any of its representatives shall interfere with the ongoing operations occurring at the Real Property during the course of performing any such Inspections, including, without limitation, any operations of tenants. Purchaser shall not cause or permit any mechanics’ liens or other liens to be filed against the Property as a result of the Inspections. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to: (x) perform any Phase II environmental assessments or any tests that require the physical alteration of the Property (including, without limitation, borings or samplings) without the prior written consent of Seller which may be withheld in Seller’s sole discretion; or (y) review any of the Excluded Documents. Promptly after receipt of the written request of Seller, Purchaser shall deliver to Seller a complete copy of any written studies, reports, tests results or similar documents prepared by or on behalf of Purchaser or its agents. Any such reports delivered by Purchaser pursuant to this Section 3.2(a) shall be without representation or warranty of any kind.
          (b) Prior to Closing, Purchaser shall have until the Due Diligence Expiration Date in which to conduct its due diligence investigations and analysis of the Property and of all information pertaining to the Property to determine whether the Property is acceptable to Purchaser in its sole discretion. On or prior to the Due Diligence Expiration Date, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement for any reason in Purchaser’s sole discretion by giving written notice of termination to Seller on or before the Due Diligence Expiration Date. If Purchaser does not give such notice of termination on or before the Due Diligence Expiration Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.2(b) and this Agreement shall continue in full force and effect. In the event this Agreement is terminated by Purchaser pursuant to this Section 3.2(b) and upon Purchaser’s return to Seller of Seller’s due diligence deliveries, the Initial Deposit shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations.

          (c) Purchaser agrees and covenants with Seller to hold in confidence and not to disclose to any third party (other than lenders, accountants, attorneys and other professionals and consultants working for Purchaser in connection with the acquisition of the Property, provided such disclosure is handled in a confidential manner and such persons are notified of this confidentiality provision) without Seller’s prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser and Seller hereby acknowledge and agree that Purchaser shall have the right, without having to obtain the prior approval of Seller, to file any notice or other documents and/or perform any other action required with respect to the transaction under the rules and regulations of the Securities and Exchange Commission and/or any other securities exchange.
          (d) Purchaser agrees to indemnify, defend and hold Seller and its members, managers, partners trustees, officers, advisors and other agents and their respective employees, officers, members and managers (collectively, the “Indemnified Parties”) harmless from and against any and all loss, cost, injury, damage, liability, claim or expense, including, without limitation, reasonable attorneys’ fees and court costs, and liability of any kind arising out of or in connection with Purchaser’s activities on the Property, including, without limitation, the acts and omissions of Purchaser’s agents, employees, architects, engineers and other personnel (excluding, however, any loss, liability, damage, injury to claim arising out of (a) the acts or omissions of Seller or its agents, employees, or contractors, or (b) the mere discovery of adverse information, defects or damage with respect to the Property). In the event that the Property is damaged, disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities. Furthermore, Purchaser agrees to maintain and to cause all of its representatives or agents conducting any Inspections to maintain and have in effect workers’ compensation insurance, with statutory limits of coverage, and commercial general liability insurance with (i) appropriate coverages, (ii) waiver of subrogation, and (iii) limits of not less than One Million and 00/100 ($1,000,000.00) for personal injury, including bodily injury and death, and property damage. Such insurance shall name Seller, its lender and its property manager as additional insured parties and shall be with companies, with deductibles and otherwise in form reasonably acceptable to Seller. Purchaser shall deliver to Seller prior to commencing any of the activities described in this Section 3.2, evidence reasonably satisfactory to Seller that the insurance required hereunder is in full force and effect.
     3.3 Title and Survey. Prior to the date hereof, Seller has, at its sole cost and expense, obtained and delivered to Purchaser: (a) a commitment for an ALTA Extended Owner’s policy of title insurance (the “Title Commitment”) on the Real Property issued by the Title Company and (b) the underlying title documents. Purchaser has, at its sole cost and expense, obtained an update of the Seller’s existing survey delivered in accordance with Section 3.1 above (the updated survey hereinafter referred to as the “Survey”). Purchaser has prior to the date hereof reviewed the Title Commitment and Survey and agrees that all the exceptions identified on Exhibit T, including any exception raised for unfinished construction relating to the Construction Contracts (as defined in Section 15.4 hereof), to the Title Commitment and the form and substance of the Survey, are acceptable (the “Permitted Exceptions”). If (i) the Title Company revises the Title Commitment to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by Purchaser, except for any exceptions resulting from (a) Purchaser’s acts or inspections of the Property or (b) a tenant’s actions in contravention of its lease at the Property (“New Title Exceptions”), and/or (ii) any materially adverse matter (not including any Permitted Exceptions) appears on any update to the Survey (“New Survey Exceptions”; New Survey Exceptions and New Title Exceptions are collectively referred to as “New Exception(s)”), Seller shall have the right, but not the obligation, to cure (by removal, endorsement (in a form reasonably approved by Purchaser) or otherwise) such objections on or before the Closing Date. If the New Exception(s) are not cured by Seller, or waived by Purchaser, by the scheduled Closing Date then Purchaser may, at its option, and as its sole and exclusive right and remedy, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party except for the Surviving Obligations. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given or deemed given by Purchaser hereunder, Seller shall, at no cost or expense to Purchaser: (i) remove, by payment or endorsement (on a form reasonably approved by Purchaser), any liens or encumbrances securing a mortgage debt or any mechanics’, materialman’s or other liens arising from Seller’s intentional acts or omissions and any judgments against Seller (collectively, “Monetary Liens”) at or prior to the Closing; (ii) satisfy the Title Company as to Seller’s power and authority to enter into this Agreement and to convey the Property to Purchaser and otherwise consummate the transactions contemplated hereby; and (iii) execute such customary affidavits as are reasonably requested by the Title Company.
     3.4 Purchaser’s Audit. Purchaser is required to complete an independent audit on three years of the Property’s operating history including revenue and expenses (the “Audit”). At any time before Closing, Seller shall allow Purchaser’s and its auditors reasonable access to the books and records of Seller (but not including any of Seller’s federal tax returns or records, nor any of Seller’s partnership communications, internal memoranda or other internal papers) relating to the operation of the Property from and after January 1, 2004, to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser. In addition, for the six (6) months following Closing, to the extent such documents and records were not otherwise delivered to Purchaser and only to the extent in Seller’s possession, Seller will reasonably cooperate with Purchaser in connection with any additional requests for information from Purchaser (or its auditors) relating to the Audit. The Audit will be performed by Ernst & Young on behalf of Purchaser. In connection therewith Donald A. Shapiro, on behalf of Seller, will, promptly following full execution of this Agreement, execute and deliver to Purchaser a so-called audit representation letter in substantially the form attached hereto as Exhibit K.
SECTION 4 - CLOSING
     4.1 Time and Place. The Closing shall be held on the Closing Date in the downtown Chicago offices of the Title Company. The parties agree to meet to complete all arrangements for Closing prior to the Closing Date so that all requirements for Closing, with the exception of the delivery of the Purchase Price, are in place by the end of the day prior to the Closing Date and only the funding need be completed on the Closing Date.
     4.2 Deliveries. At Closing Seller and Purchaser shall execute and deliver the following items:
          (a) Seller shall deliver to Purchaser:
     (i) a deed to the Real Property in the form of Exhibit F attached hereto, conveying to Purchaser all of Seller’s right, title and interest in and to the Real Property;
     (ii) a bill of sale in the form of Exhibit G attached hereto, conveying to Purchaser all of Seller’s right, title and interest in and to the Personal Property;
     (iii) a non-foreign transferor certification pursuant to Section 1445 of the Internal Revenue Code;
     (iv) a certificate to Purchaser, dated as of the date of Closing and executed on behalf of Seller by a duly authorized representative thereof, stating that the representations and warranties of Seller contained in this Agreement are accurate in all material respects as of the date of Closing or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;
     (v) evidence of Seller’s authority to consummate the transactions described herein;
     (vi) all original executed Leases, Service Contracts, and licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, and a copy of any bond, letter of credit or other non-cash security deposit provided in lieu of a cash deposit under a Lease. In the event of any such bond, letter of credit or other non-cash security deposit, Seller will execute such documentation required to transfer (at Purchaser’s expense) same to Purchaser upon the Closing;
     (vii) the Conforming Tenant Estoppels and the Conforming Landlord Estoppels (if applicable), as such capitalized terms are hereinafter defined;
     (viii) any reasonable and customary affidavits and documents reasonably required by the Title Company to issue the Title Policy and any endorsements thereto requested by Purchaser;
     (ix) all architectural drawings, record drawings, plans, specifications, surveys, building permits, occupancy permits or other similar items in Seller’s possession and control (or copies thereof) which Seller has created, used or relied upon for the construction and maintenance of the Property;
     (x) the audit letter defined in Section 3.4 of this Agreement;
     (xi) all records of account and such other data and documents kept in the ordinary course and which do not otherwise constitute Excluded Documents, in Seller’s possession and control as may be necessary for or helpful to Purchaser to continue the operation and maintenance of the Property;
     (xii) all keys used in connection with the Property and the combinations to all combination locks included on the Property; and
     (xiii) evidence reasonably satisfactory (which shall include copies of Seller’s termination notice) to Purchaser of the termination, effective as of the Closing Date, of any management agreement, brokerage agreement or Service Contracts to be terminated by Seller under this Agreement.
          (b) Purchaser shall pay or deliver to Seller:
     (i) the balance of the Purchase Price, by wire transfer, as provided in subsection 2.2(b) hereof;
     (ii) a certificate to Seller, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, stating that the representations and warranties of Purchaser contained in this Agreement are accurate in all material respects as of the date of Closing or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change; and
     (iii) evidence of Purchaser’s authority to consummate the transactions described herein.
          (c) Seller and Purchaser shall jointly deliver:
     (i) an assignment and assumption of leases in the form of Exhibit H attached hereto, whereby Seller assigns to Purchaser and Purchaser assumes all of Seller’s rights, title, interests, duties, obligations and liabilities under the Leases from and after the Closing;
     (ii) an assignment and assumption of (i) Service Contracts which are not cancellable without cost upon a sale of the Property and the Service Contracts which are cancellable without cost but which Purchaser does not elect, by written notice to Seller given prior to the end of the Due Diligence Expiration Date to be cancelled as of the Closing Date (hereinafter referred to as the “Assumed Contracts”), (ii) Additional Property and (iii) the Construction Contracts, in the form of Exhibit I attached hereto, whereby Seller assigns to Purchaser and Purchaser assumes all of Seller’s assignable rights, title, interests, duties, obligations and liabilities under and with respect to the Assumed Contracts, Additional Property and Construction Contracts from and after the Closing;
     (iii) a closing statement describing all prorations and other applicable credits;
     (iv) all transfer declarations, affidavits of value or similar documentation required by law;
     (v) notices to each of the tenants of the Property in the form of Exhibit J attached hereto;
     (vi) notices to the other party to each Assumed Contract by Purchaser pursuant to this Agreement, in form reasonably acceptable to Seller and Purchaser; and
     (vii) joint direction to the Title Company to transfer the Earnest Money into the closing escrow pursuant to Section 4.3 of this Agreement.
     4.3 Closing Instructions to Title Company. At the request of either party, the Closing shall be facilitated through an escrow established with the Title Company, using closing escrow instructions consistent with this Agreement and the Title Company’s standard practice, or as otherwise mutually agreed between Purchaser and Seller. Notwithstanding the use of an escrow, the Closing shall be completed (with the escrow closed out) on the Closing Date, including the concurrent delivery of all required documents and the Purchase Price (i.e. a so-called “New York Style Closing”).
SECTION 5 - PRORATIONS
     All items of income and expense applicable to the Property shall be paid, prorated or adjusted as of the close of business on the day prior to the Closing Date in the manner hereinafter set forth:

     5.1 Real Estate Taxes and Assessments. Real estate taxes and special assessments shall be prorated as follows:
          (a) For purposes of this Section 5.1, the term “Taxes” shall mean (i) the real estate taxes and special assessments applicable to the Real Property and due and payable in a given calendar year, regardless of the fiscal year, tax year or other period to which such taxes and assessments otherwise may be attributable, plus (ii) all reasonable out-of-pocket costs incurred by Seller, or with Seller’s consent, of contesting the assessed valuation or otherwise protesting such taxes or assessment, minus (iii) any refunds or reduction of such taxes or assessments, which, after payment of the reasonable out-of-pocket costs and expenses incurred in obtaining such refunds or reductions, shall be paid or credited to the party or parties obligated for such taxes or assessments in the same manner and proportions as otherwise provided herein.
          (b) Seller, at its sole expense, shall be obligated for and shall pay all Taxes due and payable in any calendar year prior to the year in which the Closing occurs, and Purchaser, at its sole expense, shall be obligated for and shall pay all Taxes due and payable in the calendar year of Closing and thereafter. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to $81,026.00 representing the aggregate tax deposits collected from the tenants at the Property for the months of January and February 2007.
     5.2 Rent. All rent and other amounts paid by the tenants under the Leases, excluding percentage rent (collectively, “Rent”), for the month of Closing shall be prorated as of the Closing Date based on the respective number of days of ownership of Seller and Purchaser for such month; provided, however, that neither Purchaser nor Seller shall receive credit at Closing for any Rent that is past due (the “Past Due Rent”). Following the Closing, if Purchaser or Seller receives any payment from any tenant for which Past Due Rent is outstanding, such payment shall be distributed in the following order of priority: (a) first to Purchaser for Rent due and payable by such tenant under its Lease which accrues on or after the Closing Date, and (b) then to Seller for any Past Due Rent, together with interest and late charges, if applicable. If any Past Due Rent is not paid to Seller within (60) days after Closing, Seller shall have the right to attempt to effect collection by litigation or otherwise so long as Seller does not take any action to terminate the tenant’s Lease or right to possession. Purchaser shall, at no cost to Purchaser, cooperate with Seller in its efforts to collect Past Due Rent but shall not be required to take any action against any tenant to terminate the tenant’s Lease or right to possession.
     5.3 Security Deposits. Purchaser shall receive a credit at Closing for all cash security deposits held by Seller to the extent that such deposits have not been applied by Seller to cure tenants’ defaults; provided, however, no such deposits shall be applied by Seller to cure tenants’ defaults after the Due Diligence Expiration Date hereof without the prior written consent of Purchaser which consent shall not be unreasonably withheld. Seller shall transfer to Purchaser (at Purchaser’s expense) all non-cash security deposits at Closing (or as soon as reasonably practicable after Closing, if the procedures for such transfer reasonably require a delay in transfer until after the Closing).
     5.4 Utilities. Utility meters for utility services payable by Seller and not directly metered to tenants shall be read on or immediately prior to the Closing Date, if possible, and the amounts due as disclosed by such readings shall be paid by Seller or credited to Purchaser. Otherwise all utility charges and billings shall be prorated using the prior month’s bill as of the Closing Date and shall be reprorated upon receipt of actual bills for the period in question. This obligation shall survive the Closing.
     5.5 Expenses. Except as otherwise expressly provided herein (concerning taxes, assessments and utility charges), operating expenses of the Property shall be payable by Seller and Purchaser on an accrual basis in accordance with the parties’ respective periods of ownership so that Seller pays all expenses accruing prior to the Closing Date and Purchaser pays all expenses accruing on or after the Closing Date. In the event either party receives a bill for expenses for which the other party is obligated, such other party shall pay such bill promptly after receipt thereof. In the event of any prepaid expenses as of the Closing Date, Purchaser shall reimburse Seller at Closing for the portion thereof attributable to the period from and after the Closing Date.
     5.6 Miscellaneous. For purposes of calculating the prorations provided for in this Agreement, Purchaser shall be deemed to be the owner of the Property on the Closing Date.
SECTION 6 - CONDITIONS PRECEDENT TO CLOSING
     6.1 Conditions Precedent to Obligation of Purchaser. In addition to any conditions provided in other provisions of this Agreement, Purchaser’s obligation to purchase the Property is and shall be conditioned on the satisfaction of the items set forth in Section 6.1 (hereinafter referred to as the “Purchaser Conditions Precedent”). The Purchaser Conditions Precedent are intended solely for the benefit of Purchaser and may be waived only by Purchaser in writing. In the event any Purchaser Condition Precedent is not satisfied, Purchaser may, in its sole and absolute discretion terminate this Agreement, and, all obligations of Purchaser and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect and the Earnest Money shall be paid to Purchaser.
          (a) The due performance, in all material respects, by Seller of each and every covenant, undertaking and agreement to be performed by it hereunder and the truth of each representation and warranty, in all material respects and as qualified in Section 7.1 hereof, made in this Agreement by Seller at the time as of which the same is made and as of the Closing as if made on and as of the Closing.
          (b) That there shall not have occurred at any time or times on or before the Closing any taking or threatened taking of the Property or any part thereof by eminent domain.
          (c) That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.
          (d) Title Company is prepared to issue the Title Policy in the form approved by Purchaser on or prior to the Due Diligence Expiration Date, subject only to the Permitted Exceptions.
          (e) On the Closing Date, there shall not then be pending or, to the knowledge of either Purchaser or Seller, threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, or executive or legislative proceeding which, if determined adversely, would restrain the consummation of any of the transactions herein or declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein.
          (f) Purchaser shall have received the Bulk Sales Initial Order (as defined herein) or, in lieu thereof, an indemnity from Seller until the Bulk Sales Initial Order is obtained.
     6.2 Conditions Precedent to Obligation of Seller. Seller’s obligation to consummate the purchase and sale of the Property is conditioned upon satisfaction of the items contained in this Section 6.2 (hereinafter referred to as the “Seller Conditions Precedent”). The Seller Conditions Precedent are intended solely for the benefit of Seller and may be waived only by Seller in writing. In the event any Seller Condition Precedent is not satisfied, Seller may, in its sole and absolute discretion terminate this Agreement, and, all obligations of Purchaser and Seller hereunder (except provisions of this Agreement which recite that they survive termination) shall terminate and be of no further force or effect and the Earnest Money shall be paid to Purchaser.
          (a) Purchaser shall have performed and observed in all material respects all covenants and agreements to be performed by Purchaser under this Agreement.
          (b) All of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the date of Closing as if made on and as of Closing.
     6.3 Tenant Estoppel Certificates. Purchaser’s obligations under this Agreement are further conditioned upon Purchaser receiving Conforming Tenant Estoppel Certificates, as hereinafter defined, not less than two (2) business days prior to the Closing from: (i) Kanbay Incorporated; (ii) AHI International Corporation; and (iii) International Housewares Association (collectively defined as the “Major Tenants”); together with Conforming Tenant Estoppels from such additional Tenants to cause the total of Conforming Tenant Estoppels to comprise at least seventy-five percent (75%) of the space in the Improvements that is subject to Leases as of the Closing Date (the “Leased Space”) (hereinafter collectively referred to as the “Minimum Required Estoppels”) addressed to Purchaser. In the event Seller is unable to obtain the Minimum Required Estoppels from a sufficient number of Tenants, other than the Major Tenants, then Seller may, but shall not be so obligated, substitute Conforming Landlord Estoppel Certificates, as hereinafter defined, for any Tenants leasing under the Leases for up to ten percent (10%) of the Leased Space. Such substituted Conforming Landlord Estoppel Certificates shall be counted for all purposes in determining whether Seller has achieved the Minimum Required Estoppels. As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” means: (i) any Tenant Estoppel Certificate that is dated within sixty (60) days of the Closing Date and delivered to Purchaser in the form of said Exhibit L, which does not contain any modification or addition that is materially adverse to Purchaser, which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default or which does not contain any matters that are inconsistent with such Tenant’s Lease; or (ii) any Tenant Estoppel Certificate that is dated within sixty (60) days of the Closing Date in a form containing the information which a tenant is required to address in an estoppel certificate as required by such tenant’s Lease, which does not contain any information or assertion that is materially adverse to Purchaser, which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default, or which does not contain any matters that are inconsistent with such Tenant’s Lease. A “Conforming Landlord Estoppel Certificate” means a certificate executed and delivered by Seller at the Closing which contains the same information with respect to any affected Leases as would the applicable Conforming Tenant Estoppel Certificate, and which does not contain any modification or addition that is materially adverse to Purchaser, which does not reveal any default under the affected Lease or condition which with notice and the passage of time would constitute a default, or which does not contain any matters that are inconsistent with such Tenant’s Lease. Any Tenant Estoppel Certificate which is not a Conforming Tenant Estoppel Certificate or a Conforming Landlord Estoppel Certificate, but which is not expressly disapproved by Purchaser in writing within two (2) business days after receipt thereof, will also constitute a Conforming Tenant Estoppel Certificate. If Seller fails to deliver the Minimum Required Estoppels at or prior to the date that is two (2) business days prior to the Closing Date, then Purchaser shall have the right to extend the Closing Date for an additional two (2) days for each day the delivery of the Minimum Required Estoppels are delayed. If Seller fails to deliver the Minimum Required Estoppels by March 31, 2007, Purchaser’s sole and exclusive remedy with respect to such failure will be to terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination of this Agreement by Purchaser. In the event Seller delivers any Conforming Landlord Estoppel Certificates and later obtains a Conforming Estoppel Certificate with respect to the same Lease, then upon delivery of the Conforming Tenant Estoppel Certificate to Purchaser (whether before or after Closing), Seller will be automatically and fully released and discharged from any and all liability then or thereafter arising with respect to the Conforming Landlord Estoppel Certificate with respect to matters that are so covered by a Conforming Tenant Estoppel Certificate.
     6.4 SNDAs. Purchaser shall cooperate with Seller’s good faith efforts to issue and obtain on or before the Closing a subordination, non-disturbance and attornment agreement from Tenants. The failure by Seller to obtain the aforementioned agreements shall in no way (i) be a condition of Purchaser to proceed with Closing, (ii) be deemed a default by Seller under this Agreement, or (iii) cause the Closing to be extended beyond the scheduled Closing Date.
SECTION 7 - SELLER’S REPRESENTATIONS AND WARRANTIES
     7.1 Representations and Warranties. Seller hereby represents and warrants to Purchaser as follows:
          (a) Authority.
     (i) Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the State of Illinois. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The person signing this Agreement on behalf of Seller is authorized to do so and may bind Seller without the joinder or co-signature of any other person.
     (ii) This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms. Seller has obtained all consents, releases and permissions and given all required notifications related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound.
          (b) Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Seller is a party.
          (c) Other Agreements. Except as may be provided for in the Leases or documents of record, Seller is not a party to any contract, agreement, lease or commitment to sell, convey, assign, transfer, provide rights of first refusal, rights of first offer or other similar rights or otherwise dispose of any portion of the Property.
          (d) Leases. To Seller’s knowledge, attached hereto as Exhibit B is a complete and accurate list of the leases and other occupancy agreements demising any portion of the space in the Improvements. All of the copies of the Leases delivered by Seller to Purchaser are true, complete and correct copies thereof as exist in Seller’s possession. The Leases will be the only Leases which affect the Property as of the Closing. To Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements, or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property (collectively, the “Commissions”) other than as disclosed in Exhibit M attached hereto and incorporated herein. To Seller’s knowledge, (i) each of the Leases is in full force and effect and there exists no default or event, which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the Leases and (ii) there are no tenant improvements or work currently required to be performed by the landlord under the Leases, or payments, costs and expenses currently required, or required in connection with the initial occupancy under any such Lease, to be paid by the landlord pursuant to the Leases, or Commissions outstanding with respect to any Lease, including, without limitation, tenant improvement costs, lease buyout costs, reimbursement of tenant’s moving expenses or other out of pocket costs or allowances, required to be paid by the landlord under the Leases, other than as set forth on Exhibit N attached hereto and incorporated herein.
          (e) Service Contracts. To Seller’s knowledge, attached hereto as Exhibit D is a complete and accurate list of the Service Contracts which apply to the operation of the Property and will be binding on Purchaser after the Closing (unless Purchaser elects not to assume such Service Contracts pursuant to this Agreement). All of the copies of the Service Contracts delivered by Seller to Purchaser are true, complete and correct copies thereof as exist in Seller’s possession. To Seller’s knowledge, (i) each of the Service Contracts is in full force and effect and there exists no default or event, which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the Service Contracts and (ii) Seller has not entered into any Service Contracts, equipment leasing contracts or other contracts (other than the Construction Contracts) relating to the Property which will be in force after the Closing.
          (f) Violations of Laws. To Seller’s knowledge, except as set forth on Schedule 1 attached hereto, Seller has not received any written notice that the Property is currently in violation of any applicable law, ordinance, rule, regulation or order, or that any such claim or any investigation with respect thereto is under consideration, or of any pending or threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Property.
          (g) Litigation. To Seller’s knowledge, except as set forth on Schedule 2 attached hereto, Seller has received no written notice of any action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or threatened, with respect to the Property that remains outstanding.
          (h) Deliverable. To Seller’s knowledge, and except for the Excluded Documents (i) all books, files and records related to the Property in Seller’s possession or control were delivered or made available to Purchaser for review and (ii) all such books, files and records delivered by Seller to Purchaser, or made available by Seller to Purchaser for review, including without limitation the Deliverables, are complete and unaltered copies of such books, files and records in Seller’s possession or control. None of the Excluded Documents identifies actual or potential third-party claims or liabilities that would attach to, bind or affect the Property or Purchaser after Closing. Seller has no actual knowledge of any material inaccuracy in any of the books, files and records delivered by Seller to Purchaser, or made by Seller to Purchaser for review, including, without limitation, the Deliverables, which would cause such books, files or records to be materially misleading in any respect.
          (i) Employees. There are no employees of Seller or the Property that will become the Purchaser’s responsibility following Closing.
          (j) Unpaid Bills. At Closing, there will be no unpaid bills or claims in connection with any repair of the Improvements other than (i) unpaid bills or claims arising in the ordinary course of business, payable in the normal billing cycle which Seller shall pay prior to the Closing or credit to Purchaser at the Closing, (ii) related to any Lease, or (iii) the Construction Contracts.

          (k) Solvency. Seller is now solvent and will be solvent at the Closing. The transaction herein described is not part of a leveraged buy-out or other transaction relating to the sale of Seller.
          (l) Foreign Person. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1954.
          (m) Condemnation. To Seller’s knowledge, there is no pending or threatened condemnation or eminent domain proceeding which would affect any of the Property.
          (n) OFAC. Seller is not, and the entities or individuals that constitute Seller, that may own or control Seller, or that may be owned or controlled by Seller (in all cases, other than through the ownership of publicly traded, direct or indirect ownership interests) (each a “Seller Entity”) are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list which identifies an “Specially Designated National” or “blocked person” (either of which are referred to herein as a “SDN”). If, at anytime prior to Closing, Purchaser discovers that Seller has breached the foregoing representations and warranties, or Purchaser reasonably believes that Seller or any Seller Entity is in violation of any laws relating to terrorism or money laundering or that Seller or any Seller Entity is identified as an SDN, Seller shall be deemed in default under this Agreement following ten (10) days written notice from Purchaser to Seller unless, within such ten day period, Seller delivers written evidence, reasonably acceptable to Purchaser, that Seller is not in violation of such laws or that Seller (or the Seller Entity, as applicable) is not a person or entity identified as an SDN. Except as otherwise expressly provided in the foregoing sentence, any default by Seller under this Paragraph 10A(16) shall be deemed an incurable default by Seller and, in addition to any other rights and remedies that Purchaser may have upon such default, Purchaser shall also have the right to immediately terminate this Agreement upon written notice to Seller and receive a refund of the Earnest Money.
          (o) Construction Contracts. All of the copies of the Construction Contracts attached to this Agreement as Exhibit P, Exhibit Q and Exhibit R are true, complete and correct copies thereof.
     7.2 Survival. The representations and warranties of Seller set forth in this Agreement shall be deemed remade as of Closing, provided that Seller may give Purchaser on or before the Closing Date one or more notices of any modifications (each a “Statement of Modifications”) to such representations and warranties which arise after the date hereof. The representations and warranties of Seller set forth in Section 7.1 of this Agreement, as modified pursuant to the preceding sentence, shall survive the Closing for a period of six (6) months.
     7.3 Definition of Knowledge. As used in this Section 7 or other provisions of this Agreement, the term “to Seller’s knowledge” or “best of Seller’s knowledge” or any other reference to the knowledge of Seller (a) shall mean and apply to the actual knowledge of Donald A. Shapiro (the “Knowledge Individual”) and not to any other persons or entities, (b) shall mean the actual (and not implied or constructive) knowledge of the Knowledge Individual, without any duty on the Knowledge Individual to conduct any investigation or inquiry of any kind, and (c) shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the Knowledge Individual. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to the Knowledge Individual in the limited manner provided in clauses (a) – (c) above.
     7.4 Limitations Concerning Purchaser’s Knowledge and Third Party Protection. Notwithstanding anything contained in this Agreement to the contrary, all of the representations, warranties and certifications (collectively, the “Representations”) which are made by Seller and set forth herein or in any of the documents or instruments required to be delivered by Seller hereunder, shall be subject to the following conditions and limitations: (a) there shall be no liability on the part of Seller for any breach of a Representation arising from any matter or circumstance of which Purchaser had knowledge at Closing (including matters and circumstances described in any Statement of Modifications); (b) in the event that prior to the time of Closing, during the course of Purchaser’s inspections, studies, tests and investigations conducted pursuant to Section 3.2 hereof, or through other sources (including any Statement of Modifications), Purchaser gains knowledge of a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate, and such fact or circumstance was not intentionally withheld from Purchaser by Seller with the intent to defraud Purchaser, then Purchaser shall not have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of the Representation caused thereby, but Purchaser’s sole and exclusive right and remedy shall be to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party hereunder, except for the Surviving Obligations; and (c) to the extent that Purchaser receives or obtains estoppel certificates, insurance policies, guarantees, warranties or other items from third parties (collectively, “Third-Party Protections”) which provide a claim, cause of action, defense or other protection for Purchaser with respect to liability for which Purchaser may have a right of recourse against Seller hereunder, Purchaser agrees to pursue its rights with respect to such Third-Party Protections prior to pursuing any rights against Seller hereunder, and to pursue its rights against Seller only to the extent that such Third-Party Protections do not protect Purchaser against such liability. Without limiting Section 17.6 or any other provision hereof, the parties hereto expressly acknowledge and agree that none of Seller’s representations, warranties or covenants herein may be relied on by the Title Company, whether by subrogation or otherwise.
SECTION 8 - PURCHASE AS-IS
     8.1 AS-IS CONDITION. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN SECTION 4.2 OF THIS AGREEMENT, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS “AS-IS, WHERE IS” CONDITION “WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN SECTION 4.2 OF THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON,

INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY, (I) THE LEASES OR OTHER AGREEMENTS AFFECTING THE PROPERTY, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT OR AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS TO BE DELIVERED TO PURCHASER BY SELLER DESCRIBED IN SECTION 4.2 OF THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. OTHER THAN THE CONTRACTS LISTED ON EXHIBIT P, EXHIBIT Q, AND EXHIBIT R ATTACHED HERETO AND INCORPORATED HEREIN, SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.
     8.2 RELEASE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER HEREBY FULLY AND IRREVOCABLY RELEASE SELLER, ITS MEMBERS, MANAGERS AND PARTNERS AND THEIR AFFILIATES, SUBSIDIARIES, PARENT, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “SELLER PARTIES”) FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY SELLER PARTY FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY ENVIRONMENTAL MATTERS, CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, AFFECTING THE PROPERTY OR ANY PORTION THEREOF. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE TO THE SELLER PARTIES.
     Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not release Seller, or any other party from, any responsibility or liability arising out of or in connection with: (i) any claims made or causes of action brought by any third party unrelated to Purchaser alleging a default or breach by Seller which is alleged to have occurred prior to the Closing Date under any contract or agreement expressly excluding (a) any obligation expressly assumed by Purchaser, (b) the Permitted

Exceptions or (c) any matter for which Purchaser received a closing credit; (ii) any tort claims made or brought by a third party unrelated to Purchaser which arise from any acts or omissions of Seller and which is alleged to have occurred during the time that Seller owned title to the Property; or (iii) any claims arising from the fraud of Seller or its agents (excluding its property manager), employees, contractors, partners or officers. Seller agrees to indemnify and hold Purchaser harmless from and against any and all liabilities, claims, demands and expenses, including, without limitation, court costs and attorneys’ fees, which arise from Seller’s breach of its representations and warranties contained in this Agreement. The provisions of this paragraph shall survive the Closing for a period of six (6) months.
SECTION 9 - PURCHASER’S REPRESENTATIONS AND WARRANTIES
     Purchaser hereby represents and warrants to Seller as follows:
     9.1 Authority.
          (a) Purchaser has been duly organized and is validly existing under the laws of the State of Delaware. Purchaser is duly qualified to do business and is in good standing in the State of Illinois. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The person signing this Agreement on behalf of Purchaser is authorized to do so and may bind Purchaser without the joinder or co-signature of any other person.
          (b) This Agreement has been duly authorized and executed on behalf of Purchaser and constitutes a valid and binding agreement, enforceable in accordance with its terms. Purchaser has obtained all consents, releases and permissions and given all required notifications related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Purchaser is a party or by which Purchaser is bound.
     9.2 Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Purchaser is a party.
     9.3 Litigation. There is no action, suit or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.
     The representations and warranties of Purchaser set forth in this Agreement shall be deemed remade as of Closing, and said representations and warranties as so remade shall survive the Closing for a period of six (6) months.
SECTION 10 - CLOSING COSTS
     Seller shall pay the following expenses incurred in connection with the transactions described herein: (i) the base premium to obtain the owner’s title policy including extended coverage but excluding all other endorsements; (ii) one-half of all closing fees charged by the Title Company (including escrow and closing charges); (iii) state and county transfer taxes; (iv) Seller’s legal fees and expenses; and (v) the cost to remove (if Seller so chooses to remove in accordance with the terms of Section 3.3 hereof) any disapproved exceptions to the Title Commitment, including the cost to remove all Monetary Liens. Purchaser shall pay the following expenses incurred in connection with the transactions described herein:

(a) the costs for all title endorsements except extended coverage; (b) one-half of all closing fees charged by the Title Company (including escrow and closing charges); (c) the fee for the recording of the deed; (d) the cost of the Survey; (e) municipal transfer taxes; and (f) Purchaser’s legal fees and expenses.
SECTION 11 - BROKERAGE COMMISSIONS
     Seller and Purchaser each warrant and represent to the other that neither has had any dealings with any broker, agent or finder relating to the sale of the Property or the other transactions contemplated hereby, and each agrees to indemnify, defend and hold the other harmless from and against any claim for brokerage commissions, compensation or fees by any broker, agent or finder in connection the sale of the Property or the other transactions contemplated hereby resulting from the acts of the indemnifying party. Notwithstanding the foregoing, Seller shall be responsible for a disposition fee payable to Foresite Realty Partners, L.L.C. payable at Closing.
SECTION 12 - NOTICE
     Any demand, request or notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) on the same date as the date on which such notice is delivered personally or sent by fax (with fax confirmation received), (b) on the date that is three (3) business days after the date on which such notice is deposited in the United States mail, registered or certified mail, postage prepaid, return receipt requested, or (c) on the date that is one (1) business days after the date on which such notice is sent by overnight courier services (such as FedEx or any other national courier service), and, in each case, addressed to the applicable party and its attorney at their addresses set forth below (or to such other address as either party may from time to time specify in a written notice to the other in accordance with the terms hereof).

Notice to Seller:	F/B 6400 Shafer Ct. (Rosemont), LLC
6400 Shafer Court, Suite 175
Rosemont, Illinois 60018
Fax: (847) 939-6029
Attention: Donald Shapiro

With a copy to each of:	Levenfeld Pearlstein, LLC
Two N. LaSalle Street, Suite 1300
Chicago, Illinois 60602
Fax: (312) 346-8434
Attention: Keith A. Ross, Esq.

BayNorth Capital
One Financial Center – Floor 23
Boston, Massachusetts 02111-2651
Fax: (617) 570-4404
Attention: Janet Pirrello, Vice President

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Fax: (617) 951-7050
Attention: Claire R. McGuire, Esq.

Notice to Purchaser:	GERA Property Acquisition LLC
c/o Grubb & Ellis Realty Advisors
100 N. Riverside Drive
21st Floor
Chicago, Illinois 60606
Fax: (312) 423-5410
Attention: Mark Chrisman

With a copy to:	Grubb & Ellis
500 West Monroe
Suite 2800
Chicago, Illinois 60661
Fax: (312) 207-1822
Attention: Robert Slaughter, Esq.

With a copy to:	DLA Piper US LLP
203 North LaSalle Street
Suite 1900
Chicago, Illinois 60601
Fax (JLB): (312) 630-7379
Fax (HJA): (312) 630-7321
Attention: James L. Beard, Esq.
Attention: Heidi J. Azulay, Esq.
SECTION 13 - CASUALTY AND CONDEMNATION
     13.1 If the Property or any part thereof is damaged by fire or other casualty prior to the Closing Date which would (i) cost in excess of $750,000 to repair (as determined by an insurance adjuster mutually selected by Purchaser and Seller), or (ii) would give one or more tenants whose leased premises are greater than 10,000 square feet the right to terminate their respective lease, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by written notice to Seller given on or before the earlier of (a) twenty (20) days following such casualty or (b) the Closing Date. In the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation under this Agreement, except for the Surviving Obligations. If Purchaser is not entitled to or does not elect to so terminate this Agreement, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller’s right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (less Seller’s reasonable costs of collection thereof). Unless Purchaser has terminated this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all rights to insurance proceeds for such damage or destruction, which have not theretofore been expended for repairs to the Property and Purchaser shall receive a reduction in the Purchase Price in an amount equal to the deductible under said assigned policy of insurance.
     13.2 If any portion of the Property is taken in eminent domain proceedings prior to Closing, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement by notice to Seller given on or before the earlier of (a) twenty (20) days after such taking or (b) the Closing Date, and, in the event of such termination, the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation under this Agreement, except for the Surviving Obligations. If Purchaser is not entitled to or does not elect to so terminate, the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, all of Seller’s right, title and interest in and to all condemnation awards paid or payable to Seller on account of such eminent domain proceedings (less Seller’s reasonable costs of collection thereof).
SECTION 14 - OPERATIONS PRIOR TO CLOSING OR TERMINATION
     Seller covenants and agrees with Purchaser that after the date hereof until the Closing or termination of this Agreement, Seller shall conduct its business involving the Property as follows:
          (a) Seller shall refrain from transferring title to any of the Property (other than use of regular business inventory or transfer of Personal Property no longer used in the operation of the Real Property, all in the ordinary course of business) or creating on the Property any easements or mortgages which will survive Closing.
          (b) Seller shall refrain from entering into or amending any contracts or other agreements (excluding leases, which is governed by Section 15 below) pertaining to the Property, other than contracts entered into in the ordinary course of business and which are cancelable by the owner of the Property within thirty (30) days after giving notice thereof.
          (c) Seller shall refrain from offering the Property for sale or marketing the same.
          (d) From and after the date hereof and continuing through Closing, Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Proper prior to the date hereof.
SECTION 15 - LEASING
     15.1 Approval/Execution of Leases. From the date hereof until the earlier of the Due Diligence Expiration Date or termination of this Agreement, Seller shall be entitled to execute new leases (or amendments to existing leases) without the prior written consent of Purchaser; provided, however, that Seller shall provide Purchaser with prior written notice of the basic economic terms and other material terms of any new lease agreement or amendment of any existing lease. From and after the Due Diligence Expiration Date until the earlier of the Closing or termination of this Agreement, Seller shall not execute any new leases (or amendments to existing leases) without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole discretion); provided, however, that Seller shall be permitted to enter into, and Purchaser shall be deemed to have approved and consented to, any lease agreement or amendment which is required pursuant to an existing lease. If Seller desires to enter into a new lease (or amendment) requiring Purchaser’s consent, Seller shall submit to Purchaser a copy of the proposal describing the economic terms and any other material terms of such proposed lease or amendment (the “Proposal”). Purchaser shall provide its written approval or disapproval of such Proposal within three (3) business days after receipt of the Proposal. If Purchaser fails to provide written notice of its approval or disapproval within such three (3) business day period, Purchaser shall be deemed to have approved such Proposal. Seller shall have the right to execute the lease document arising from any Proposal approved or deemed approved by Purchaser, provided Seller utilizes the standard lease form attached hereto and incorporated herein as Exhibit O, without material modifications.
     15.2 Payment of Leasing Costs. In the event Purchaser approves or is deemed to have approved any Proposal and Purchaser closes the transaction contemplated in this Agreement, Purchaser shall be solely responsible for all landlord costs associated with such Proposal (and the lease or amendment arising therefrom), including, without limitation, all tenant improvement costs, allowances, and other tenant concessions, and all leasing commissions, attorneys’ fees and other expenses payable with respect to such Proposal (and the lease or amendment arising therefrom). In the event that Seller pays any amounts for which Purchaser is responsible hereunder, Purchaser shall reimburse Seller therefor at Closing. If Purchaser shall close the transaction contemplated in this Agreement, Purchaser also shall be solely responsible for all costs and expenses attributable to any new leases, renewals, amendments or other leasing activity effective after the Closing.
     15.3 Protected Tenant List. In addition to the foregoing requirements of this Section 15, attached hereto as Exhibit S is a list of prospective tenants for the Property (the “Protected Tenant List”) which Seller’s leasing agent, Foresite Realty Partners, L.L.C., has previously contacted regarding leasing space in the Property. If Purchaser or its agent enters into a lease with any such party on the Protected Tenant List (which may be updated from time to time up to the Closing, subject to Purchaser’s reasonable approval of such additional party(ies)) within 90 days following the Closing (which 90 day period shall be extended if Purchaser (or its agent) is actively negotiating with any such party as of said 90th day) Purchaser, and not Seller, shall be solely liable for any commission payable to the leasing agent and Purchaser agrees to indemnify, defend, and hold Seller harmless from and against any such commission. Purchaser’s agreement to indemnify, defend, and hold Seller harmless hereunder shall survive the Closing.
     15.4 Outstanding Lease and Base Building Costs. Except as provided for in Section 15.2, Seller hereby agrees that all costs due and payable up to the date of Closing relating to new or existing leases or capital improvement expenditures including tenant improvement allowances, base building improvements and lease commissions will be paid by Seller. Whether or not due and payable prior to Closing, Seller also agrees to pay all costs associated with: (a) the elevator modernization contract entered into by Seller (which work is ongoing), a copy of which is attached hereto and incorporated herein as Exhibit P; (b) the Boulevard Healthcare lease, a copy of the contracts related to such work are attached hereto and incorporated herein as Exhibit Q; and (c) the work to the common area, including, but not limited to, the work to the outside granite steps and the refurbishment of the elevator cabs, a copy of the contracts related to such work are attached hereto and incorporated herein as Exhibit R (collectively, the “Construction Contracts”). All amounts to be paid by Seller pursuant to this paragraph and not paid prior to Closing, shall be either paid by Seller directly to the billing party from Closing or credited against the Purchase Price at Closing. All costs associated with Kanbay’s exercise of its expansion rights under its lease at the Property (if exercised) shall be paid by Purchaser. The obligations set forth in this Section 15.4 shall survive Closing. At Closing Purchaser shall receive a credit against the Purchase Price in an amount equal to $157,317.50 in connection with potential tenant improvement allowances under the Leases that may become due and payable after Closing; provided, however, if between the date hereof and Closing, Seller pays any tenant improvement allowance as may be provided for under any Lease, the aforementioned credit shall be reduced by 50% of the amount so paid by Seller.
SECTION 16 - DEFAULTS AND REMEDIES
     16.1 Seller Defaults. In the event that Seller, on or prior to the Closing Date, shall default in the performance of its obligations hereunder, Purchaser, as its sole and exclusive remedy, may either (a) seek specific performance of Seller’s obligations hereunder, or (b) terminate this Agreement and receive a refund of the Earnest Money, whereupon neither party shall have any further obligation to the other party hereunder. Seller shall not be liable to Purchaser for any damages, including, without limitation, any direct, punitive, speculative or consequential damages. Notwithstanding anything to the contrary contained in this Section 16.1, if prior to the Closing Seller either (a) voluntarily conveys the Property to another party, (b) voluntarily places a mortgage on the Property which cannot be satisfied by the Purchase Price, or (c) refuses to execute and deliver at Closing to the Title Company the Deed or other documents required pursuant to Section 4.2(a) of this Agreement, or the remedy of specific performance is otherwise not available, then Purchaser shall also be entitled to recover actual (and not punitive, speculative and/or consequential) damages against Seller. The provisions of this Section shall not limit Purchaser’s or Seller’s right to pursue and recover on a claim with respect to any of the Surviving Obligations.
     16.2 Purchaser Defaults. In the event that Purchaser, on or prior to the Closing Date, shall default in the performance of its obligations under this Agreement, then Seller, as its sole and exclusive remedy, may terminate this Agreement by notifying Purchaser thereof and receive and retain the Earnest Money as liquidated damages, provided that this provision shall not limit Seller’s or Purchaser’s rights to pursue and recover on a claim with respect to any of the Surviving Obligations. Purchaser shall not be liable to Seller for any other damages, including, without limitation, direct, punitive, speculative or consequential damages. In the event Seller is entitled to the Earnest Money as liquidated damages, and to the extent Seller has not already received the Earnest Money, the Earnest Money shall be immediately paid to Seller by the Title Company upon receipt of written notice from Seller that Purchaser has defaulted under this Agreement, and Purchaser agrees to take all such actions and execute and deliver all such documents necessary or appropriate to effect such payment.
     16.3 Attorneys’ Fees and Costs. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party’s costs and attorney’s fees, including, without limitation, all costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding.
SECTION 17 - MISCELLANEOUS
     17.1 Entire Agreement; Amendments. This Agreement, together with the exhibits attached hereto, constitute the entire agreement of the parties hereto regarding the purchase and sale of the Property, and all prior agreements, understandings, representations and statements, oral or written, including any so-called letters of intent, are hereby merged herein and superseded hereby. This Agreement may only be amended or modified by an instrument in writing, signed by the party or parties intended to be bound thereby.
     17.2 Time. All parties hereto agree that time is of the essence in the performance of the provisions of this Agreement.
     17.3 Counterpart/Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, executed counterparts of this Agreement may be delivered by facsimile or other reliable electronic means (including emails of pdf documents), and such facsimile or other electronic transmission shall be valid and binding for all purposes when transmitted to and actually received by the other party. Notwithstanding the foregoing, each party delivering executed documents by facsimile or other electronic means agrees to provide the other party with an original, hard copy of the relevant signed documents promptly after the request of the other party.
     17.4 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and interpreted in accordance with the laws of the State of Illinois.
     17.5 Recordation. Purchaser shall not record this Agreement or a memorandum or other notice thereof in any public office or records without the express written consent of Seller. A breach by Purchaser of this covenant shall constitute a material default by Purchaser under this Agreement.
     17.6 Assignment; Third Party Beneficiaries. Purchaser shall not assign this Agreement without Seller’s prior written consent, which consent may be withheld for any reason or no reason in Seller’s sole discretion; provided, however, Seller’s consent shall not be required if Purchaser assigns this

Agreement to an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser. Subject to the previous sentence, this Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of Purchaser and Seller and their permitted assigns, and except as provided in the indemnity granted by Purchaser under Section 3.2 with respect to the Indemnified Parties described therein, no other person or entity shall be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.
     17.7 Section Headings. The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.
     17.8 Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
     17.9 Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.
     17.10 Exculpation of Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any of the documents executed pursuant to this Agreement (this Agreement and said documents being hereinafter collectively referred to as the “Documents”) or provided under or required by law, the Documents shall not be binding on the members, managers, partners or any other direct or indirect equity holders of Seller, or any of their officers, employees, advisors, representatives or other agents or affiliates, but shall only be binding on Seller and its assets.
     17.11 Independent Counsel; Interpretation. Purchaser and Seller each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of arms length negotiations between the parties hereto and the advice and assistance of their respective counsel. Notwithstanding any rule of law to the contrary: (i) the fact that this Agreement was prepared by Seller’s counsel as a matter of convenience shall have no import or significance, and any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller’s counsel prepared this Agreement; and (ii) no deletions from prior drafts of this Agreement shall be construed to create the opposite intent of the deleted provisions.
     17.12 Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Purchaser to apply for a zoning change, variance, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Purchaser agrees not to do so. Unless required by law, Purchaser agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing. Purchaser’s obligation to purchase the Property shall not be subject to or conditioned upon

Purchaser’s obtaining any variances, special use, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit.
     17.13 No Waiver. No covenant, term or condition of this Agreement, other than as expressly set forth herein, shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.
     17.14 Survival. The Surviving Obligations shall survive any termination of this Agreement. Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.
     17.15 Exchange. Each party hereto shall reasonably cooperate with the other party if the other party elects to purchase or sell, as applicable, the Property as part of a like-kind exchange under Internal Revenue Code Section 1031. Any such exchange conducted by a party hereto shall not impose on the other party hereto any additional liability or financial obligation, and the party conducting such an exchange shall hold the other party harmless from all claims and liabilities (including reasonable attorneys’ fees, costs and expenses) that might arise from such exchange, which indemnification obligation shall survive the Closing. This Agreement is not subject to or contingent on either party’s ability to conduct such an exchange or effectuate an exchange. If any exchange contemplated by either party should fail to occur, for whatever reason, the sale of the Property shall nevertheless be consummated as provided in this Agreement. No such exchange conducted by either party shall delay or otherwise affect the Closing under this Agreement. Without limiting the generality of the immediately preceding sentence, and notwithstanding the restrictions on assignment of this Agreement contained in Section 17.6 hereof, in the event either party hereto elects to assign this Agreement to a any third party intermediary in connection with a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, such assignment shall be permitted and the other party shall reasonably cooperate with such transaction (without incurring any additional liability or any additional third party expenses, however, all of which expense shall be paid by the party requesting such exchange, which agreement shall survive the Closing) in connection with such election and the consummation of a tax free exchange, including without limitation, by executing an acknowledgment of a party’s assignment of this Agreement to said intermediary. No such assignment that is permitted herein or approved by a party hereto shall in any way release or relieve the other party from any of its obligations under this Agreement, and following such assignment the assigning party shall remain liable for the payment and performance of such obligations.
     17.16 Bulk Sales. Seller has previously notified the Illinois Department of Revenue (“Department”) and the Cook County Department of Revenue (“County”) of the intended sale and requested the Department and County to make a determination as to whether Seller owes any tax, penalty or interest due under Section 902(d) of the Illinois Income Tax Act (the “Act”), Section 5j of the Illinois Retailers Occupation Tax Act (“ROTA”) or Section 15 of Cook County’s Revenue Ordinance (“Cook County Ordinance”) (such determinations by the Department and County being sometimes collectively referred to herein as the “Bulk Sales Documentation”). If the Closing Date occurs prior to the date the Department and County have rendered a final order with respect to the amount of tax, penalties or interest owed in accordance therewith, Purchaser and Seller shall instruct the Title Company to withhold that portion of the Purchase Price in escrow pursuant to terms and conditions acceptable to Seller and Purchaser, but in any event complying with the above-referenced Sections of the Act, ROTA and Cook County Ordinance in an amount equal to the amount set forth in the County’s and the Department’s initial order (the “Bulk Sales Initial Order”) and Seller hereby agrees to indemnify Purchaser for the difference, if any, between the amount withheld in escrow and any final order set forth in the Bulk Sales Documentation. Otherwise, in the event that the parties have obtained the Bulk Sales Documentation prior to Closing, Seller agrees that Purchaser may, at Closing, deduct and withhold from the proceeds that are due Seller the amount necessary to comply with the withholding requirements imposed by the above-referenced Sections of the Act, ROTA and Cook County Ordinance. Purchaser shall deposit the amount so withheld in escrow with Title Company pursuant to terms and conditions acceptable to Seller and Purchaser, but in any event, complying with the above-referenced Sections of the Act, ROTA and Cook County Ordinance. Upon receipt from the Department or the County, a certificate showing that no unpaid tax, penalty or interest is due from the Seller or transferor under this Act, or if the Department, or County fails to notify the Purchaser in accordance with law (within sixty (60) days after issuance of the Bulk Sales Initial Order in the case of the Department), the Purchaser shall, release any funds withheld for the alleged liability for tax, penalty, or interest due hereunder from the Seller and withheld pursuant to the terms of this Section 17.16. All costs associated with filing the notices described in this Section 17.16 shall be paid by Purchaser. The obligations set forth in this Section 17.16 shall survive the Closing.
     17.17 Limits on Liability. Notwithstanding anything to the contrary set forth in this Agreement or in any other agreement or document delivered in connection herewith, Seller shall have no liability to Purchaser for a breach of any representation, warranty, covenant, agreement or other provisions of this Agreement (or such other agreements or documents) unless the valid claims for all such breaches collectively aggregate more than $25,000.00.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

SELLER:

F/B 6400 SHAFER CT. (ROSEMONT), LLC,
a Delaware limited liability company

By:	Foresite Baynorth Holdings, LLC, a Delaware limited liability company, its Manager

	By:	Foresite Investment Holdings, LLC, an Illinois limited liability company

		By:	/s/ Donald Shapiro
Name: Donald Shapiro
Title: Manager

PURCHASER:

GERA PROPERTY ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Mark Rose

Name: Mark Rose
Title: President